Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Michael Lyftogt
Senior Vice President,
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION ANNOUNCES APPOINTMENT OF JOEL WALLER AS PRESIDENT

Minneapolis, MN, December 14, 2011 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced that its Board of Directors appointed Joel N. Waller as President for a one-year term effective December 14, 2011.  Mr. Waller will report to Larry Barenbaum, Chief Executive Officer.

Mr. Barenbaum said, “We are very pleased that Joel has agreed to join us as President.  Based on Joel’s extensive retail experience, coupled with his operational, product sourcing and management background, we believe that he will be highly effective in assisting us in revitalizing the business and getting the Company back on track to profitability.”

About Joel Waller

Mr. Waller has over 30 years of retail experience.  Most recently, he has served as a consultant to various retail companies, including AM Retail Group, Inc./Wilsons Leather.  He served as Chief Executive Officer of Wet Seal, Inc. from 2005 to 2008.  Prior to that he also served as Chairman and Chief Executive Officer of Wilsons Leather.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of December 14, 2011, the Company operates 774 stores in 45 states consisting of 471 Christopher & Banks stores, 237 stores in their plus size clothing division CJ Banks, 43 dual stores and 23 outlet stores.  The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

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